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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              CITIGROUP CAPITAL XV
             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                  20-5127612
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

c/o Citigroup Inc.
399 Park Avenue
New York, New York                                        10043
(Address of Principal Executive Offices)                (Zip Code)

If this form relates to the registration of a
class of securities pursuant to Section 12(b)
of the Exchange Act and is effective upon
filing pursuant to General Instruction
A.(c) please check the following box.    /X/

If this form relates to the registration of a
class of securities pursuant to Section 12(g)
of the Act and is effective pursuant to Gen-
eral Instruction A.(d) please check
the following box.                      / /

Securities Act registration statement file number to which this form relates:
333-135163

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                         Name of Each Exchange on Which
to be so Registered                         Each Class is to be Registered

6.50% Enhanced Trust Preferred                  New York Stock Exchange
Securities (Enhanced TRUPS(R))
(and the Guarantee with respect
thereto)

Securities to be registered pursuant to Section 12(g) of the Act:      (None)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.   Description of Registrants' Securities to be Registered.

     See the information set forth under the headings "Description of the Capital Securities" and "Description of Guarantee" in the Prospectus of the Registrant, as filed with the Securities and Exchange Commission on September 11, 2006, pursuant to Rule 424(b).

Item 2.   Exhibits.

2.1 Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-135163) of the Registrant.

2.2 Certificate of Trust dated June 19, 2006, of Citigroup Capital XV, incorporated by reference to Exhibit 4.03 to the Registrant's Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-135163).

2.3 Form of Amended and Restated Declaration of Trust for Citigroup Capital XV ("Declaration of Trust"), incorporated by reference to Exhibit 4.12 to the Registrant's Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-135163).

2.4 Form of Enhanced Trust Preferred Security, included in the Declaration of Trust.

2.5 Form of Guarantee with respect to the Enhanced Trust Preferred Securities, incorporated by reference to Exhibit 4.18 to the Registrant's Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-135163).

2.6 Form of Indenture between Citigroup Inc. and JPMorgan Chase Bank, N.A., as Trustee, providing for the issuance of Junior Subordinated Debt Securities, incorporated by reference to Exhibit 4.23 to the Registrant's Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-135163).

2.7 Prospectus of the Registrant relating to the offering of the Enhanced Trust Preferred Securities filed with the Securities and Exchange Commission on September 11, 2006, pursuant to Rule 424(b).


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                                   SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Act of 1934, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 15, 2006


                                          CITIGROUP CAPITAL XV


                                          By:     /s/ John Gerspach
                                             ---------------------------------
                                             John Gerspach, as Regular Trustee


                                          CITIGROUP INC.


                                          By:     /s/ Charles E. Wainhouse
                                             ---------------------------------
                                                Charles E. Wainhouse,
                                                as Assistant Treasurer


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